EXHIBIT 10.21

                           Master Consulting Agreement
                                     between
                   SNAP2 CORPORATION and MICROSOFT CORPORATION

     This Master Consulting Agreement (this "Agreement") is made and entered into by and between MICROSOFT CORPORATION, a Washington corporation ("MICROSOFT") and SNAP2 CORPORATION a Nevada corporation ("SNAP2"), to be effective as of August 1, 2001 (the "Effective Date").

                                    Recitals

     MICROSOFT and its subsidiary WEBTV NETWORKS, INC. ("WNI") produce and market various digital video recording, interactive television, and Internet access products and services;

     MICROSOFT desires to have SNAP2 provide certain consulting services to MICROSOFT and WNI in connection with Internet and interactive TV products and other matters, and SNAP2 desires to provide such services to MICROSOFT and WNI; and

     MICROSOFT and SNAP2 intend that this Agreement serve as a master agreement establishing the basic terms and conditions under which SNAP2 will undertake particular consulting and development projects for MICROSOFT.

     The parties agree as follows:

1.   DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "Confidential Information" shall mean: (i) any trade secrets relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development or know-how; (ii) any information designated by the disclosing party as confidential or which, under the circumstances surrounding disclosure, ought to be treated as confidential; (iii) the terms and conditions of this Agreement; (iv) any information disclosed by a Third Party Vendor to SNAP2 pursuant to any Work Plan, and (v) any third party information disclosed by MICROSOFT to SNAP2 which MICROSOFT is obligated to treat as confidential. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party; or (iv) is made generally available by the disclosing party without restriction on disclosure.

     1.2 "Deliverables" shall mean any materials necessary or appropriate, under this Agreement or any applicable Work Plan, to be delivered by SNAP2 to MICROSOFT, or to a Third Party Vendor as directed by MICROSOFT.

     1.3 "Derivative Technology" shall mean: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material

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     derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

     1.4 "Error(s)" shall mean defect(s) in a Deliverable, as communicated by MICROSOFT from time to time, which prevent it from performing in accordance with the specifications in the applicable Work Plan or any inability to perform repeatedly without interruption, loss of data or erroneous output (including, without limitation, bugs identified in MICROSOFT's bug tracking database and bugs identified in bug reports prepared following shipment of product or delivery to Third Party Vendors).

     1.5 "TV Products" shall mean any and all versions (including the alpha and beta versions of such software) of MICROSOFT and WNI Internet terminal, Internet receiver, and interactive TV products including all bug fixes and error corrections thereto.

     1.6 "Schedule" shall mean the schedule for completion of the Services and delivery of the Deliverables contained in a Work Plan.

     1.7 "Services" shall mean the development and delivery of the applicable Work Products, Deliverables, and performance of the services described in and pursuant to a Work Plan and related Work Plan management services.

     1.8 "Source Code" shall mean those portions of the source code for the TV Products and related tools that are provided by MICROSOFT to SNAP2, and described in the applicable Work Plan, for the limited purpose of providing the Services pursuant to this Agreement.

     1.9 "Test Hardware" shall mean all of the hardware provided to SNAP2 by MICROSOFT for the limited purpose of testing and developing the Work Product pursuant to this Agreement.

     1.10 "Third Party Vendors" shall mean customers or vendors of MICROSOFT for whom MICROSOFT directs SNAP2 to perform Services, on behalf of MICROSOFT and in accordance with a specific Work Plan.

     1.11 "Work Plan(s)" shall mean the specifications for Services and related information, attached to and made a part of this Agreement from time to time as sequential Exhibits A (e.g., A-1, A-2, A-3 . . . .). The Work Plans
     shall be in the form attached hereto as Exhibit A, and shall be signed by both parties. The Work Plans may be amended from time to time by mutual agreement of duly authorized personnel of the parties.

     1.12 "Work Product" shall mean the results of the performance of the tasks described in each Work Plan, including without limitation all Deliverables.

2.   SERVICES

     2.1 Services. SNAP2 shall perform the Services in accordance with and pursuant to the applicable Work Plan in accordance with the instructions, specifications and parameters communicated by MICROSOFT to SNAP2 from time to time. The parties agree to discuss in good faith issues that may arise in performance of the tasks associated with each Work Plan, including any issues regarding compliance with the Schedule set forth in the Work Plan, although the Work Plan may be amended only in the discretion of MICROSOFT. In addition, SNAP2 acknowledges that MICROSOFT may work with various third parties, including Third Party Vendors, in connection with a particular Work Plan. SNAP2 agrees that it shall abide by any relevant obligations of MICROSOFT to such third parties, or other obligations imposed directly upon SNAP2 by such third parties in the


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     event of direct contact between SNAP2 and such third parties pursuant to a
     Work Plan, provided SNAP2 has been given notice of such requirements.

     2.2 Status Reports. For each individual project set forth in a Work Plan, SNAP2 shall provide to MICROSOFT, at MICROSOFT's expense, a current and accurate weekly status report, in a form reasonably acceptable to MICROSOFT, detailing the status of each project, including current budget tracking and assessment of ability to meet project milestones. SNAP2 shall also provide such additional status reports regarding work in progress as the MICROSOFT project manager may reasonably request from time to time, at MICROSOFT's expense.

     2.3 Personnel/Rate Schedule Adjustments. SNAP2 shall have on its staff, at the levels necessary to satisfactorily complete the Services under this Agreement or any applicable Work Plan, trained and experienced personnel that primarily are dedicated to and available for the MICROSOFT projects set forth in the Work Plans. SNAP2 shall use commercially reasonable efforts to ensure that SNAP2 personnel providing Services under this Agreement are available for assignment by SNAP2 to work on additional Work Plans which are similar to those for which they have provided Services previously, and to ensure that personnel providing Services under this Agreement are not unnecessarily and inefficiently moved between Work Plans in progress. SNAP2 shall consult with MICROSOFT when establishing and making substantial changes to the project teams assigned to each Work Plan. The parties will meet from time to time to discuss upcoming Work Plans and the anticipated personnel needs for such projects.

     2.4 Evaluation of Services.

          2.4.1 SNAP2 understands and agrees that it is obligated under this Agreement to use all reasonable efforts to provide MICROSOFT with high quality Work Product and Services which conform to the standards set forth on the applicable Work Plan, at all times during the Term (defined below) of this Agreement. In addition, and as further detailed in Section 2.4.3 below, SNAP2 shall be responsible for initiating prompt and detailed communications with the appropriate MICROSOFT project leaders regarding any Errors discovered during the course of development of software code Deliverables. In the event that any such Errors are caused by a failure of SNAP2 to provide a high quality Work Product and Services which conform to the standards set forth on the applicable Work Plan, then MICROSOFT shall be entitled (in addition to any other remedies it may have under this Agreement, at law or in equity) to an appropriate credit for Service time associated with such Error (including without limitation, for any Errors contained in any amended or corrected versions of Work Product or Deliverables). MICROSOFT acknowledges that in some instances, as further set forth in specific Work Plans, MICROSOFT may deliver incomplete or preliminary code and other materials to SNAP2, and that the quality of SNAP2' resulting Work Product and Services must be determined taking into account the quality of deliverables provided by MICROSOFT.

          2.4.2 For documentation or report Deliverables, MICROSOFT shall evaluate each version of such Deliverable within a commercially reasonable period of time, not to exceed thirty (30) days or any alternative limitation set forth in a Work Plan after receipt of such materials. In the event that the Deliverable requires corrections, MICROSOFT shall specify the corrections needed and SNAP2 shall deliver an amended version of such documentation within five (5) working days. SNAP2 shall prepare and deliver such documentation corrections to MICROSOFT at no charge if such corrections are necessary in order for the documentation to be clear or accurate, or to conform to specifications. MICROSOFT shall pay SNAP2 for other types of corrections or modifications to the documentation requested by MICROSOFT.


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          2.4.3 SNAP2 shall use all reasonable efforts to complete and deliver the Deliverables appropriate for each Work Plan, or as requested by MICROSOFT from time to time, to MICROSOFT according to the applicable Schedule and in accordance with the terms and conditions of this Agreement. Additional information, reports, and documentation regarding the Services shall be provided by SNAP2 to MICROSOFT upon the reasonable request of MICROSOFT and at the expense of MICROSOFT. Upon receipt of any Deliverables, MICROSOFT shall review such Deliverables for conformance with the terms and conditions of this Agreement and any applicable Work Plans, and MICROSOFT shall, within a reasonable period of time, not to exceed thirty (30) days or any alternative limitation set forth in a Work Plan, either accept such Deliverables or notify SNAP2 of its reasons for rejection, which reasons may include without limitation any Errors discovered by MICROSOFT, other corrections necessary in MICROSOFT's reasonable discretion, or the existence of any Work Product which is not of the quality SNAP2 is obligated to provide pursuant to Section 2.4.1 above. In the event MICROSOFT rejects any such Deliverables, SNAP2 shall make all necessary amendments or corrections, within ten (10) working days (or any other period which the parties may mutually agree to in writing at the time MICROSOFT rejects a Deliverable), and return such Deliverables to MICROSOFT for its review and subsequent acceptance or rejection in accordance with the preceding sentences. In addition, SNAP2 shall promptly raise with MICROSOFT any issues that arise (or which SNAP2 reasonably foresees arising) regarding the quality or performance of any Deliverable, as well as any deviation from the applicable Schedule for such Deliverables. The parties shall use all reasonable efforts to promptly address any such issues that may arise, including the establishment of an appropriate recovery plan to the extent required.

          2.4.4 If SNAP2 fails to deliver any Deliverable within the dates specified in the Work Plan or if any rejected Deliverable cannot be corrected within the correction period set forth above, then MICROSOFT may, at its option: (i) extend the correction period or (ii) suspend performance and/or immediately terminate the applicable Work Plan upon written notice to SNAP2, with no requirement to provide SNAP2 the cure period specified in Section 9 and retain the Deliverable (including any applicable documentation) with rights as set forth in Section 4, and pay SNAP2 for all outstanding payment milestones for which MICROSOFT has accepted corresponding Deliverables with no further development fees or license fees to be paid to SNAP2 for the Deliverable that was not accepted.


     2.5 Design Review and Plan Changes. SNAP2 understands that there may be additions, deletions or other changes which may affect a Work Plan at any time during the performance of such Work Plan. Upon notice of any such changes by MICROSOFT, SNAP2 and MICROSOFT shall work together to make any necessary changes to the Services, including, if necessary, the compensation owed to SNAP2, provided that the particular Work Plan(s) affected may only be amended by mutual agreement of both parties.

     2.6 Services Performed on MICROSOFT Property. In the event it is necessary for SNAP2 to perform the Services, or portion thereof, at a MICROSOFT campus, SNAP2 shall abide by all MICROSOFT rules, regulations, and security measures, including any restrictions on access to Confidential Information.

     2.7 Cancellation of Work Plans. MICROSOFT shall have the right to cancel any Work Plan for any reason. In the event that MICROSOFT cancels a Work Plan without cause prior to completion of Services under that Work Plan, MICROSOFT shall have the right to receive and retain any and all


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     Work Product existing in whatever form at the time SNAP2 receives notice of cancellation of the applicable Work Plan (including any applicable documentation) with rights as set forth in Section 4, and pay SNAP2 for all outstanding invoices applicable to the Work Product created by SNAP2 up to the date such cancellation notice is received, with no additional fee to be paid to SNAP2 thereafter, unless additional fees are set forth in any Work Plan.

     2.8 Non-Competition. Beginning as of the Effective Date (the "Non-Compete Date"), and continuing thereafter throughout the Term of this Agreement, and notwithstanding anything to the contrary in the NDA referenced in
     Section 6 hereof, SNAP2 agrees, on behalf of itself and any entity that owns or controls, is owned or controlled by, or is under common ownership and control with SNAP2 (each referred to as a "SNAP2 Affiliate") that it shall not allow any of its employees who have accessed Source Code to contribute to the development (except debugging and support tasks) of products that compete with TV Products without MICROSOFT's prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

          2.8.1 If SNAP2 requests MICROSOFT's consent pursuant to the initial paragraph of this Section 2.8, on behalf of SNAP2 or any SNAP2 Affiliate, such request shall be in writing. MICROSOFT will make reasonable efforts to review the request in MICROSOFT's discretion and advise SNAP2 of its decision within ten (10) business days following MICROSOFT's receipt of such request.

          2.8.2 For the purposes of this Section 2.8, a product will be deemed to "compete" with TV Products if, and only if, on a product by product basis, such product could be deemed a replacement or alternative for a TV Product, or a portion thereof. Thus, for example, applications for TV Products do not "compete" with TV Products.

          2.8.3 The restriction in this Section 2.8 shall not apply to (a) any SNAP2 products on the market as of the Non-Compete Date; (b) a tool product for any other operating system in the Microsoft Corporation family of operating systems, provided that such tool product does not compete, on a product by product basis, with a Microsoft Corporation tool product for such other Microsoft Corporation operating system, or
          (c) any other SNAP2 product or service that MICROSOFT states in a written consent issued in accordance with Section 2.8.1 is not subject to the non-competition provisions of this Agreement.

          2.8.4 Nothing in this Section 2.8 shall be construed to authorize SNAP2 or any SNAP2 Affiliate to make use of MICROSOFT's or WNI's intellectual property rights.

3.   PAYMENT FOR SERVICES

     3.1 Services Fees. SNAP2 shall perform Services according to this Agreement and Work Plan(s) attached to this Agreement. MICROSOFT shall pay SNAP2 [Confidential Treatment has been requested for this portion of this Exhibit] per hour for Services in accordance with this Agreement and each Work Plan. MICROSOFT shall issue a blanket purchase order for the estimated amount of each Work Plan which SNAP2 will use as a reference for issuing invoices for fees that are set forth in such Work Plan. Notwithstanding the foregoing, it is understood and agreed that such purchase order (i) will be issued for billing convenience only, (ii) is not an offer by MICROSOFT,
     (iii) may not be accepted by SNAP2, and (iv) shall not be used or relied upon in any manner to obligate or bind MICROSOFT to pay the estimated amount or otherwise. MICROSOFT's obligations are solely those expressly set forth in this Agreement and the attached Work Plans. SNAP2 shall bill MICROSOFT only for Services performed in accordance with this Agreement.


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     3.2 Maximum Commitment. MICROSOFT will use reasonable efforts to request
     Services from SNAP2 totaling [Confidential Treatment has been requested for this portion of this Exhibit] during the Term of the Agreement ("Maximum Commitment"), unless earlier terminated in accordance with Section 9.2.

     3.3 Travel Expenses. SNAP2 agrees that it shall be responsible for payment of all travel expenses for SNAP2 employees between MICROSOFT's offices and SNAP2 offices, unless otherwise agreed in a Work Plan. Reimbursement by MICROSOFT of any reasonable costs incurred by SNAP2 for travel other than travel between SNAP2 and MICROSOFT offices shall be negotiated on a case-by-case basis and MICROSOFT shall have no obligation to reimburse SNAP2 for such costs, except upon prior written agreement.

     3.4 Other Expenses. MICROSOFT shall only reimburse SNAP2 for other expenses that are pre-approved, in writing, by MICROSOFT and incurred in connection with this Agreement or an applicable Work Plan ("Authorized Expenses"). All Authorized Expenses will be billed at net and cash discounts received by SNAP2 on any Authorized Expenses will be passed on to MICROSOFT. MICROSOFT may request, in its sole discretion, written documentation a) to substantiate Authorized Expenses; and b) to show original payment by SNAP2 of any Authorized Expenses. SNAP2 shall bear sole responsibility for all other expenses incurred in connection with the performance of this Agreement or any applicable Work Plan, unless otherwise agreed to in writing by MICROSOFT.

     3.5 Invoices. SNAP2 shall invoice MICROSOFT on a biweekly (or monthly) basis for all amounts due for work performed under, and costs incurred pursuant to, any Work Plan during the prior two week (or monthly) period. Billing will be recorded in hourly increments by project, sufficient for MICROSOFT to determine the number of hours each engineer worked on any given MICROSOFT project on each day and during each week corresponding to the weekly status reports to be delivered by SNAP2 pursuant to Section 2.2. In the event that MICROSOFT provides a form to detail SNAP2 billings, SNAP2 agrees to use such form as MICROSOFT may supply from time to time. MICROSOFT shall review, and either approve or reject, each invoice (or portions thereof) within thirty (30) working days of receipt. Approval of all invoiced amounts shall be in MICROSOFT's reasonable discretion. Without limiting the generality of the foregoing, MICROSOFT may reject any invoice for Services not performed in accordance with the terms and conditions of this Agreement, including, without limitation, correction of a Deliverable which has been rejected.

4.   RIGHTS

     4.1 Work Made For Hire. The Work Product has been specially ordered and commissioned by MICROSOFT. SNAP2 agrees that the Work Product is a "work made for hire" for copyright purposes, with all copyrights in the Work Product owned by MICROSOFT.

     4.2 Assignment. To the extent that the Work Product does not qualify as a work made for hire under applicable law, and to the extent that the Work Product includes material subject to copyright, patent, trade secret, or other proprietary right protection, SNAP2 hereby assigns to MICROSOFT, its successors and assigns, all right, title and interest in and to the Work Product, including, but not limited to the following:

          4.2.1 Any copyrights that SNAP2 may possess or acquire in the Work Product and all copyrights and equivalent rights in the Work Product throughout the world, including all renewals and extensions of


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          such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

          4.2.2 All rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work Product or developed in the course of SNAP2' creation of the Work Product, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world regardless of whether or not legal protection for the Work Product is sought;

          4.2.3 The right to prepare Derivative Technology with exclusive rights to authorize others to do the same;

          4.2.4 Copies of any documents, magnetically or optically encoded media, or other materials created by SNAP2 under this Agreement; and

          4.2.5 The right to sue for infringements of the Work Product which may occur before the date of this Agreement, and to collect and retain damages from any such infringements.

     4.3 Assistance. At MICROSOFT's expense, SNAP2 shall execute and deliver such instruments and take such other actions as may be requested by MICROSOFT to perfect or protect MICROSOFT's rights in the Work Product and to carry out the assignments set forth in this Section 4.

     4.4 Assignment/Waiver of Moral Rights. SNAP2 hereby irrevocably transfers and assigns to MICROSOFT any and all "moral rights" that SNAP2 may have in the Work Product and any Derivative Technology thereof. SNAP2 also hereby forever waives and agrees never to assert any and all "moral rights" it may have in the Work Product and Derivative Technology, even after termination of the Services.

     4.5 Source Code License Grant. MICROSOFT hereby grants to SNAP2 a personal, non-exclusive, non-transferable, non-assignable license during the Term of this Agreement to use and modify the Source Code for the sole purpose of providing the Services pursuant to this Agreement. SNAP2 shall exercise the foregoing license rights only on MICROSOFT's premises, unless otherwise authorized by MICROSOFT in a Work Plan or a signed written agreement. The Source Code provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement. SNAP2 may disclose the Source Code only to SNAP2's employees and any independent contractors that MICROSOFT has approved in writing in advance, and only on a need-to-know basis. SNAP2 shall execute appropriate written agreements with its employees and approved independent contractors sufficient to enable it to comply with all the provisions of this Agreement, including non-disclosure and assignment of rights.

     4.6 Test Hardware License Grant. MICROSOFT hereby grants to SNAP2 a personal, non-exclusive, non-transferable, non-assignable license during the Term of this Agreement to use the Test Hardware for the sole purpose of providing the Services pursuant to this Agreement. SNAP2 shall not use the Test Hardware for any purpose other than for the testing and development of the Work Product pursuant to the terms of this Agreement. The Test Hardware provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement. SNAP2 may disclose the Test Hardware only to SNAP2's employees and any independent contractors that MICROSOFT has approved in writing in advance, and only on a need-to-


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     know basis. SNAP2 may not disclose, distribute, or disseminate the Test
     Hardware to third parties without the written permission of MICROSOFT in each instance.

     4.7 Return of Materials. Upon the termination of this Agreement as provided in Section 9, SNAP2 shall return all copies of the Source Code, Test Hardware and MICROSOFT Confidential Information in SNAP2's possession or under its control within ten (10) days following the termination date. SNAP2 shall take all necessary steps to ensure that electronic copies of such Source Code, Test Hardware and Confidential Information are not retained by SNAP2, its employees, or any authorized independent contractors. SNAP2 shall provide a declaration signed by an officer of SNAP2 attesting that all copies of the Source Code, Test Hardware, Confidential Information and related materials (including portions or derivative works thereof) have been returned to MICROSOFT and/or destroyed.

     4.8 Residuals. In accordance with Section 2(e) of the NDA referenced in
     Section 6 hereof, the parties agree that subject to the limitations set forth in Section 2.8, this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information (as defined in such NDA). Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

     4.9 No Other Rights. SNAP2 agrees that this Agreement does not grant to it any rights other than the rights expressly granted in this Section 4 which may be used solely for the limited purposes set forth herein. Under no circumstances will the license grants set forth in this Section 4 be construed as granting, by implication, estoppel or otherwise, a license to any MICROSOFT technology other than the Source Code and Test Hardware. All rights not expressly granted herein are expressly reserved by MICROSOFT.

5.   NO OBLIGATION/INDEPENDENT DEVELOPMENT

     Notwithstanding any other provision of this Agreement, MICROSOFT shall have no obligation to market, sell or otherwise distribute the Work Product, either alone or in any MICROSOFT product. Except as provided in Section 6, nothing in this Agreement will be construed as restricting MICROSOFT's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for MICROSOFT, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.

6.   CONFIDENTIALITY

     All Confidential Information exchanged between the parties, or received by SNAP2 from a Third Party Vendor in the course of SNAP2' providing Services for such Third Party Vendor under this Agreement, shall be governed by the Non-Disclosure Agreement entered into between MICROSOFT and SNAP2 in July 2001 (the "NDA"), or by any other written non-disclosure agreement subsequently entered into between MICROSOFT and SNAP2 that specifically supersedes the NDA.


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7.       WARRANTIES

     7.1  SNAP2. SNAP2 warrants and represents that:

          7.1.1 It has the full power to enter into this Agreement and make the assignments and grant the license rights set forth herein;

          7.1.2 It has not previously and will not grant any rights in the Work Product (including without limitation all Deliverables) to any third party that are inconsistent with the rights granted to MICROSOFT herein;

          7.1.3 The Work Product (including without limitation all Deliverables) is original to SNAP2 and does not, and in performing the Services SNAP2 will not, infringe any copyright, trade secret, patent or other intellectual property right held by any third party;

          7.1.4 The Work Product (including without limitation all Deliverables) will be original, unpublished works created by employees of SNAP2 within the scope of their employment and under obligation to assign inventions to SNAP2, or by authorized independent contractors under written obligations to assign all rights in the Work Product to SNAP2;

          7.1.5 The Services shall be performed in a professional manner and shall be of a high grade, nature, and quality, taking into account standards of work generally found in the software development industry;

          7.1.6 The Services and Work Product will conform to the specifications set forth in this Agreement and each Work Plan, will be complete and accurate, and will comply with all applicable laws and regulations;

          7.1.7 SNAP2 is not presently under nor will SNAP2 enter into in the future, any agreement, commitment, understanding or other obligation, whether written or oral, which is inconsistent or in conflict with this Agreement or would in any way or to any extent prevent, limit or otherwise impair the performance by SNAP2 of any of its obligations hereunder or in connection herewith;

          7.1.8 There is presently no suit, action, proceeding or other claim pending or threatened, against SNAP2, or, to the best of SNAP2's knowledge, any third party, nor, to SNAP2's knowledge, does any fact exist which may be the basis of any such action, suit, proceeding or other claim, with respect to this Agreement or the Work Product or which could have a material adverse effect on the business or operations of SNAP2;

          7.1.9 To SNAP2's knowledge, there are and will be no liens, claims or encumbrances against the Work Product which would derogate from or be inconsistent with any of the rights and licenses granted to MICROSOFT hereunder; and

          7.2.0 The Work Product will not contain any virus, worm, "Trojan horse" or other code or material that will, upon the occurrence of an event, the passage of time, or otherwise, delete or alter any data or impair the operation of any computer system or any equipment or software thereon, or permit any unauthorized access to any such system, equipment or software.

     7.2 MICROSOFT. MICROSOFT warrants and represents that it has the full power to enter into this Agreement and grant the license rights set forth herein

     7.3 DISCLAIMERS. EXCEPT AS EXPRESSLY PROVIDED ABOVE, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT, WITH RESPECT TO ITS PERFORMANCE UNDER THIS AGREEMENT OR ANY SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, AND THE ENTIRE RISK AS TO EACH PARTY'S PERFORMANCE AND ANY SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED TO THE OTHER PARTY IS ASSUMED BY THE OTHER PARTY.

8.   INDEMNITY

     8.1 Indemnity.

          8.1.1 Except as covered in Section 8.1.4, SNAP2 shall, at its expense, defend, indemnify and hold harmless MICROSOFT and MICROSOFT's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from any and all costs, damages, liabilities and fees reasonably incurred by MICROSOFT, including but not limited to fees of attorneys and other professionals, with respect to any claim or action arising out of or in any way related to a breach by SNAP2 of this Agreement, including without limitation of the warranties and representations set forth in Section 7 above. MICROSOFT shall provide SNAP2 reasonably prompt notice in writing of any such claim or action and shall permit SNAP2, through counsel mutually acceptable to MICROSOFT and SNAP2, to answer and defend such claim or action; provided that any MICROSOFT delay in providing notice to SNAP2 shall not affect the provisions of this section, except to the extent that such delay causes material prejudice to SNAP2. MICROSOFT shall provide SNAP2 information, assistance and authority, at SNAP2's expense and reasonable request, to help SNAP2 defend such claim or action. SNAP2 will not be responsible for any settlement made by MICROSOFT without SNAP2's written permission, which permission will not be unreasonably withheld or delayed.

          8.1.2 MICROSOFT shall have the right to employ separate counsel and participate in the defense of any claim or action. SNAP2 shall reimburse MICROSOFT upon demand for any payments made or losses suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this
          Section 8.

          8.1.3 SNAP2 may not settle any claim or action under this Section 8 on MICROSOFT'S behalf without first obtaining MICROSOFT'S written permission, which permission will not be unreasonably withheld or delayed. In the event MICROSOFT and SNAP2 agree to settle a claim or action, SNAP2 agrees not to publicize the settlement without first obtaining MICROSOFT's written permission, which permission will not be unreasonably withheld or delayed.

          8.1.4 MICROSOFT shall, at its expense, defend SNAP2, SNAP2's subsidiaries, affiliates, directors, officers, employees, agents, and independent contractors from any and all costs, damages, liabilities, and fees reasonably incurred by SNAP2, including but not limited to fees of attorneys with respect to any claim or action brought against any of the indemnified parties to the extent it is based upon a claim that SNAP2's use of the Source Code or other materials provided by MICROSOFT to SNAP2 hereunder as authorized under this Agreement infringes or violates any third party copyright, patent, trade secret or other third party proprietary right; provided that: (i) SNAP2 provides MICROSOFT reasonably prompt notice in writing of any such claim or action and permits MICROSOFT through counsel, mutually acceptable to MICROSOFT and SNAP2, to answer and defend such claim or action and (ii) SNAP2 provides MICROSOFT, at MICROSOFT's reasonable request, with information, assistance and authority, at MICROSOFT's expense with respect to actual and out of pocket expenses and otherwise at SNAP2's expense, to help MICROSOFT to defend such claim or action.

     8.2 Duty to Correct. Notwithstanding anything to the contrary in Section 8.1, should the Work Product or any portion thereof be held to constitute an infringement covered by Section 8.1.1, and use of the Work Product or any portion thereof as contemplated by this Agreement be enjoined or be threatened to be enjoined, SNAP2 shall notify MICROSOFT and immediately, at SNAP2' expense: (i) procure for MICROSOFT the right to continue use, sale, and marketing of the Work Product, or portion thereof, as applicable; or
     (ii) replace or modify the Work Product, or portion thereof, with a version that is non-infringing, provided that the replacement or modified version meets the specifications in the applicable Work Plan to MICROSOFT's satisfaction. If (i) or (ii) are not reasonably available to SNAP2, in addition to any damages or expenses reimbursed under Section 8.1, SNAP2 shall refund to MICROSOFT all amounts paid to SNAP2 by MICROSOFT under such applicable Work Plan.

9.   TERM AND TERMINATION

     9.1 Term. The term of this Agreement shall run for a period of one year from the Effective Date ("Term"), unless earlier terminated as set forth below.

     9.2 Early termination. This Agreement may be terminated prior to the completion of the Term in accordance with the following provisions:

          9.2.1 Termination By Either Party For Cause. Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

                    9.2.1.1 The other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those referenced in
                              Section 6, and fails to cure that breach within thirty (30) days after written notice thereof; or

                    9.2.1.2 The other party is in material breach of any confidentiality obligation referenced in Section 6.

          In the event of a termination for cause by MICROSOFT, MICROSOFT shall only pay SNAP2 for those Services actually performed with respect to Work Product accepted by MICROSOFT prior to the date of such termination, at the hourly rate set forth in Section 3.1.

          9.2.2 [Confidential Treatment has been requested for this portion of this Exhibit]

     9.3 Effect of Termination. In the event of expiration of this Agreement,
     Section 3 (with respect to payment for Services completed prior to expiration or termination) shall survive expiration. Sections

     4.1 - 4.4, 4.7 - 4.8, 5, 6, 7, 8, 9.3, 10 and 11 shall survive termination or expiration of the Agreement for any reason. Neither party shall be liable nor owe any compensation to the other solely by reason of exercising the right to terminate granted by this provision. MICROSOFT shall retain any and all Work Product (including without limitation all Deliverables) existing in whatever form at the termination or expiration of this Agreement (including any applicable documentation) with rights as set forth in Section 4.

10.  LIMITATION OF LIABILITIES

     WITH THE EXCEPTION OF ANY BREACH OF SECTIONS 4.5 OR 4.6, OR ANY LIABILITY INCURRED BY EITHER PARTY WITH RESPECT TO ITS OBLIGATIONS UNDER OR REFERENCED IN SECTIONS 6 OR 8, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.  GENERAL

     11.1 Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

     To SNAP2:                          To MICROSOFT:

     SNAP2 CORPORATION                  MICROSOFT CORPORATION
     10641 Justin Drive                 1065 La Avenida
     Des Moines, Iowa 50322             Mountain View, CA  94043
     Steve Johnson                      Attention:
     Phone:  (515)331-0560 x223         Phone:
     Fax:    (515)331-3901              Fax:

                                        Copy to:  Law & Corporate Affairs
                                        Fax:     (650) 693-2782

     or to such other addresses as a party may designate pursuant to this notice provision.

     11.2 Independent Contractors. SNAP2 is an independent contractor for MICROSOFT, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

     11.3 Taxes.

          (a) The amounts paid by MICROSOFT to SNAP2 herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (i) any state or local sales or use taxes now or hereafter imposed on the provision of goods and services to MICROSOFT by SNAP2 under this Agreement, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of SNAP2, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (iv) any taxes imposed or assessed after the date upon which this Agreement is terminated, (v) taxes based upon or imposed with reference to SNAP2' real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i), (ii),
     (iii), (iv) or (v) above, now or hereafter imposed on SNAP2 (or any third parties with which SNAP2 is permitted to enter into agreements relating to its undertakings hereunder) (all such amounts, together with any penalties, interest or any additions thereto, collectively "Taxes"). MICROSOFT is not liable for any Taxes incurred in connection with or related to the sale of goods and services under this Agreement, and all such Taxes shall be the financial responsibility of SNAP2, provided that MICROSOFT shall pay to SNAP2 Collected Taxes in accordance with subsection (b) below. SNAP2 agrees to indemnify, defend and hold MICROSOFT harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

          (b) Any sales or use taxes described in (a)(i) above that (i) are owed by MICROSOFT solely as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required to be collected from MICROSOFT by SNAP2 under applicable law, and (iii) are based solely upon the amounts payable under this Agreement (such taxes the "Collected Taxes"), shall be stated separately as applicable on SNAP2' invoices, and, if payment under such invoices is approved by MICROSOFT, SNAP2 shall remit to MICROSOFT official tax receipts indicating that such Collected Taxes have been paid by SNAP2. MICROSOFT may provide to SNAP2 an exemption certificate (including without limitation a resale certificate) in which case SNAP2 shall not collect the taxes covered by such certificate. SNAP2 agrees to take such steps as are requested by MICROSOFT to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist MICROSOFT, at MICROSOFT's request, in challenging the validity of any Collected Taxes or taxes otherwise paid by MICROSOFT. SNAP2 shall indemnify and hold MICROSOFT harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by MICROSOFT to SNAP2 under this Agreement, that are asserted or assessed against MICROSOFT to the extent such amounts relate to amounts that have already been paid to or collected by SNAP2 from MICROSOFT under this section. If any taxing authority refunds any tax to SNAP2 which MICROSOFT originally paid to SNAP2, or SNAP2 otherwise becomes aware that any tax was incorrectly and/or erroneously collected from MICROSOFT, or SNAP2 otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving Collected Taxes from MICROSOFT, then SNAP2 shall promptly remit to MICROSOFT an amount equal to such refund, incorrect collection or tax benefit as the case may be plus any interest thereon.

          (c) If any taxes are required to be withheld on payments made by MICROSOFT to SNAP2 by any U.S. (state or federal), Canadian (federal or provincial) or foreign government, MICROSOFT may deduct such taxes from the amount owed SNAP2 and pay them to the appropriate taxing authority. MICROSOFT will use reasonable efforts to secure and deliver to SNAP2 an official receipt for any taxes withheld. Upon request by SNAP2, MICROSOFT will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

          (d) This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

     11.4 Governing Law. This Agreement shall be governed by the laws of the State of California as though entered into between California residents and to be performed entirely within the State of California, and SNAP2 consents to non-exclusive jurisdiction and venue in the state and federal courts sitting in Santa Clara County of the State of California. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, that SNAP2 may not assign this Agreement, in whole or in part, without the prior written approval of MICROSOFT, which shall not be unreasonably delayed, conditioned, or withheld.

     11.6 Construction. Should a court of competent jurisdiction find any provision of this Agreement, or portion hereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor or against either party.

     11.7 Force Majeure. This Agreement and the parties' performances hereunder are subject to all contingencies beyond the reasonable control of the parties (whether or not now in the contemplation of either of the parties), including, but not limited to, force majeure; strikes; labor disputes; floods; civil commotion; war; riot; acts of God; rules, laws, orders, restrictions, embargoes, quotas or actions of any government, foreign or domestic, or any agency or subdivision thereof; casualties; fires; earthquakes; accidents; shortages of transportation facilities; detention of goods and merchandise by customs authorities; loss of goods and merchandise in pubic or private warehouses; or other casualty or contingency beyond the reasonable control of the parties or otherwise unavoidable.

     11.8 Entire Agreement. This Agreement does not constitute an offer by MICROSOFT and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the Services and all other subject matter hereof and merges all prior and contemporaneous communications, and supersedes all prior agreements between the parties regarding the subject matter of this Agreement. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of SNAP2 and MICROSOFT by their respective duly authorized representatives.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals. This Agreement shall be effective upon execution on behalf of SNAP2 and MICROSOFT by their duly authorized representatives.

MICROSOFT CORPORATION                      SNAP2 CORPORATION

/S/  Mark Looi                             /S/ M. Marcus Malinak
-------------------------------------      -------------------------------------
By                                         By
Mark Looi                                  M. Marcus Malinak
-------------------------------------      -------------------------------------
Name (Print)                               Name (Print)
General Manager, MSN TV                    V.P. Sales
-------------------------------------      -------------------------------------
Title                                      Title
9/6/01                                     7/31/01
-------------------------------------      -------------------------------------
Date                                       Date

                                    EXHIBIT A

                              WORK PLANS (TEMPLATE)

                                   SAMPLE ONLY

This Exhibit is made pursuant to that certain Master Consulting Agreement dated August 1, 2001 by and between SNAP2 CORPORATION ("SNAP2") and MICROSOFT CORPORATION ("MICROSOFT").

A.   Project:

B.   Project Description:

C.   Maximum payable amount for Project:

------------------------------------------------------------------
Rate          Start     End         Hours      Total Payment
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
Total                                                 $
                                                       ----------

D.   Additional IP Accessed:

E.   Expected staffing level requirements:

F.   Special Terms:

These Special Terms are intended by the parties to amend, modify and supersede to the extent of any inconsistencies, the provisions of the main Agreement solely with regard to this Work Plan (including the Services performed and the Work Product developed with respect to this Work Plan).

[insert special terms if any]

This Exhibit shall be attached to and incorporated into the Agreement, and, except as provided above, is subject to all the terms and conditions of the Agreement.

MICROSOFT CORPORATION                             SNAP2 CORPORATION

                    SAMPLE ONLY. NOT FOR SIGNATURE PURPOSES.

----------------------------------        --------------------------------------
By (Sign)                                 By (Sign)

----------------------------------        --------------------------------------
Name (Print)                              Name (Print)

----------------------------------        --------------------------------------
Title                                     Title

----------------------------------        --------------------------------------
Date                                      Date

                                Amendment One to
                           Master Consulting Agreement
                                     between
                   SNAP2 CORPORATION and MICROSOFT CORPORATION

     This Amendment One ("Amendment One") to the Master Consulting Agreement is made and entered into by and between MICROSOFT CORPORATION, a Washington corporation ("MICROSOFT") and SNAP2 CORPORATION ("SNAP2"), to be effective as of August 13, 2001 (the "Effective Date").

                                    Recitals

     WHEREAS, MICROSOFT and SNAP2 have entered into that certain Master Consulting Agreement dated August 1, 2001 the ("Agreement"); and

     WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment One.

     NOW, THEREFORE, in consideration of the mutual obligations in this Amendment One and for other good consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Section 1, Definitions, is hereby amended to include the following new definition:

     "Hardware Reference Kit" or "HRK" shall mean any Microsoft or WNI hardware reference kit for any of the TV Products or Test Hardware, including related documentation and information, that are provided by MICROSOFT to SNAP2, and described in the applicable Work Plan, for the limited purpose of providing the Services pursuant to this Agreement.

2. Section 4, Rights, is hereby amended by renumbering the existing Sections 4.7, 4.8, and 4.9 as 4.8, 4.9, and 4.10 respectively.

3.   Section 4 is further amended by inserting a new Section 4.7 as follows:

     4.7 Hardware Reference Kit License Grant. MICROSOFT hereby grants to SNAP2 a personal, non-exclusive, non-transferable, non-assignable license during the Term of this Agreement to use the Hardware Reference Kit for the sole purpose of providing the Services pursuant to this Agreement. SNAP2 shall not use the HRK for any purpose other than for the reference and development of the Work Product pursuant to the terms of this Agreement. The Hardware Reference Kit provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement. SNAP2 may disclose the Hardware Reference Kit only to SNAP2's employees and any independent contractors that MICROSOFT has approved in writing in advance, and only on a need-to-know basis. SNAP2 shall execute appropriate written agreements with its employees and approved independent contractors sufficient to enable it to comply with all the provisions of this Agreement, including non-disclosure and assignment of rights. SNAP2 may not disclose, distribute, or disseminate the HRK to third parties without the written permission of Microsoft in each instance.

4. The re-numbered Section 4.8 shall be deleted and replaced in its entirety as follows:

     4.8 Return of Materials. Upon the termination of this Agreement as provided in Section 9, SNAP2 shall return all copies of the Source Code, Test Hardware, and Hardware Reference Kit and

     MICROSOFT Confidential Information in SNAP2's possession or under its control within ten (10) days following the termination date. SNAP2 shall take all necessary steps to ensure that electronic copies of such Source Code, Test Hardware, Hardware Reference Kit and Confidential Information are not retained by SNAP2, its employees, or any authorized independent contractors. SNAP2 shall provide a declaration signed by an officer of SNAP2 attesting that all copies of the Source Code, Test Hardware, Hardware Reference Kit, Confidential Information and related materials (including portions or derivative works thereof) have been returned to MICROSOFT and/or destroyed.

5. The re-numbered Section 4.10 shall be deleted and replaced in its entirety as follows:

     4.10 No Other Rights. SNAP2 agrees that this Agreement does not grant to it any rights other than the rights expressly granted in this Section 4 which may be used solely for the limited purposes set forth herein. Under no circumstances will the license grants set forth in this Section 4 be construed as granting, by implication, estoppel or otherwise, a license to any MICROSOFT technology other than the Source Code, Test Hardware, and Hardware Reference Kit. All rights not expressly granted herein are expressly reserved by MICROSOFT.

6.   Section 8.1.4 shall be deleted and replaced in its entirety as follows:

     8.1.4 MICROSOFT shall, at its expense, defend SNAP2, SNAP2's subsidiaries, affiliates, directors, officers, employees, agents, and independent contractors from any and all costs, damages, liabilities, and fees reasonably incurred by SNAP2, including but not limited to fees of attorneys with respect to any claim or action brought against any of the indemnified parties to the extent it is based upon a claim that SNAP2's use of the Source Code, Hardware Reference Kit or other materials provided by MICROSOFT to SNAP2 hereunder as authorized under this Agreement infringes or violates any third party copyright, patent, trade secret or other third party proprietary right; provided that: (i) SNAP2 provides MICROSOFT reasonably prompt notice in writing of any such claim or action and permits MICROSOFT through counsel, mutually acceptable to MICROSOFT and SNAP2, to answer and defend such claim or action and (ii) SNAP2 provides MICROSOFT, at MICROSOFT's reasonable request, with information, assistance and authority, at MICROSOFT's expense with respect to actual and out of pocket expenses and otherwise at SNAP2's expense, to help MICROSOFT to defend such claim or action.

     Except as expressly modified herein, all terms and conditions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment One and the Agreement, this Amendment One shall govern.

     IN WITNESS WHEREOF, the parties have caused this Amendment One to be executed by their duly authorized representatives.

MICROSOFT CORPORATION                  SNAP2 CORPORATION

/S/  Mark Looi                         /S/ M. Marcus Malinak
---------------------------------      -----------------------------------
By                                     By
Mark Looi                              M. Marcus Malinak
---------------------------------      -----------------------------------
Name (Print)                           Name (Print)
General Manager, MSN TV                V.P. Sales
---------------------------------      -----------------------------------
Title                                  Title
9/6/01                                 8/13/01
---------------------------------      -----------------------------------
Date                                   Date

                                   EXHIBIT A-1

                                    WORK PLAN

This Exhibit is made pursuant to that certain Master Consulting Agreement dated August 1, 2001 by and between SNAP2 CORPORATION ("SNAP2") and MICROSOFT CORPORATION ("MICROSOFT").

[Confidential Treatment has been requested for this portion of this Exhibit]

This Exhibit shall be attached to and incorporated into the Agreement, and, except as provided above, is subject to all the terms and conditions of the Agreement.

MICROSOFT CORPORATION                     SNAP2 CORPORATION


/S/  Mark Looi                            /S/ M. Marcus Malinak
---------------------------------         ----------------------------------
By                                        By
Mark Looi                                 M. Marcus Malinak
---------------------------------         ----------------------------------
Name (Print)                              Name (Print)
General Manager, MSN TV                   V.P. Sales
---------------------------------         ----------------------------------
Title                                     Title
9/6/01                                    8/01/01
---------------------------------         ----------------------------------
Date                                      Date

                                   EXHIBIT A-2

                                    WORK PLAN

This Exhibit is made pursuant to that certain Master Consulting Agreement dated August 1, 2001 by and between SNAP2 CORPORATION ("SNAP2") and MICROSOFT CORPORATION ("MICROSOFT").

[Confidential Treatment has been requested for this portion of this Exhibit]

This Exhibit shall be attached to and incorporated into the Agreement, and, except as provided above, is subject to all the terms and conditions of the Agreement.

MICROSOFT CORPORATION                    SNAP2 CORPORATION

/S/  Mark Looi                           /S/ M. Marcus Malinak
---------------------------------        ----------------------------------
By                                       By
Mark Looi                                M. Marcus Malinak
---------------------------------        ----------------------------------
Name (Print)                             Name (Print)
General Manager, MSN TV                  V.P. Sales
---------------------------------        ----------------------------------
Title                                    Title
9/6/01                                   8/1/01
---------------------------------        ----------------------------------
Date                                     Date

                                   EXHIBIT A-3

                                    WORK PLAN

This Exhibit is made pursuant to that certain Master Consulting Agreement dated August 1, 2001 by and between SNAP2 CORPORATION ("SNAP2") and MICROSOFT CORPORATION ("MICROSOFT").

[Confidential Treatment has been requested for this portion of this Exhibit]

This Exhibit shall be attached to and incorporated into the Agreement, and, except as provided above, is subject to all the terms and conditions of the Agreement.

MICROSOFT CORPORATION                    SNAP2 CORPORATION

/S/  Mark Looi                           /S/ M. Marcus Malinak
-----------------------------------      -----------------------------------
By                                       By
Mark Looi                                M. Marcus Malinak
-----------------------------------      -----------------------------------
Name (Print)                             Name (Print)
General Manager, MSN TV                  V.P. Sales
-----------------------------------      -----------------------------------
Title                                    Title
9/6/01                                   8/1/01
-----------------------------------      -----------------------------------
Date                                     Date